Exhibit 1.1

[•]

Melco PBL Entertainment (Macau) Limited

American Depositary Shares

UNDERWRITING AGREEMENT

December [    ], 2006

CREDIT SUISSE SECURITIES (USA) LLC,

CITIGROUP GLOBAL MARKETS INC.

UBS SECURITIES LLC

    As Representatives of the Several Underwriters

    c/o Credit Suisse Securities (USA) LLC

    Eleven Madison Avenue,

    New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. Melco PBL Entertainment (Macau) Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Company”), agrees with the several underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters 53,000,000 American Depositary Shares (“ADSs”), each ADS representing three ordinary shares of the Company at par value US$0.01 per share (“Ordinary Shares”) (the ADSs being sold by the Company being hereinafter referred to as the “Firm Securities”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 7,950,000 additional American Depositary Shares (“Optional Securities”) as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. It is understood that, subject to the conditions hereinafter stated: (a) certain Offered Securities will be sold to the Underwriters in connection with the offering and sale of such Offered Securities in the United States and Canada (the “U.S. Offering”) and (b) certain Offered Securities will be sold to the Underwriters in connection with the offering and sale of such Offered Securities outside the United States and Canada (the “International Offering” and together with the U.S. Offering, the “Offering”) to persons other than United States and Canada persons in compliance with Regulation S of the United States Securities Act of 1933 (the “Act”). In addition, immediately following the offering contemplated by this Agreement but in no event later than [                    ], 2006, the Company intends to sell to Melco International Development Limited (“Melco”), directly and not through the Underwriters, up to 615,000 Ordinary Shares for its free distribution as a stock dividend in the form of ADSs to certain of its shareholders outside the United States (the “Assured Entitlement ADSs”).

The Offered Securities purchased by the Underwriters will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a Deposit Agreement to be entered into on or before [                    ], 2006 (the “Deposit Agreement”), among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and all holders from time to time of the ADRs. Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and UBS Securities LLC shall act as the representatives (the “Representatives”) of the Underwriters.

The Company hereby agrees with the Underwriters as follows:

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (No. 333- 139088) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means     :00 [a/p]m (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Date” with respect to the Initial Registration Statement or the Additional Registration Statement (if any) means the date of the Effective Time thereof.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representative[s] that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“Gaming License” means a license for operating games of chance and other casino games in Macau, pursuant to a valid subconcession contract.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Material Contracts” means each of (i) the Subconcession Contract dated September 2006 between Wynn Resorts (Macau), S.A. and Melco PBL Gaming (Macau) Limited, previously known as PBL Entertainment (Macau) Limited, a Macau company (“MPBL Macau”) ; (ii) the Facility Agreement dated February 13, 2006 relating to the HK$1.28 billion term loan facility between Great Wonders Investments Limited (as borrower), Melco PBL Entertainment (Greater China) Limited (as guarantor), Bank of China Limited, Macau Branch, and Banco Bacional Ultramarino, S.A. (as coordinating lead arrangers), Banco Comercial De Macau, S.A. and the Industrial and Commercial Bank of China (Asia) Limited (as senior managers), Banco Espiroti Santo De Oriente, S.A. and Liu Chong Hing Bank Limited, Macau Branch (as managers) and the Bank of China Limited, Macau Branch (as facility and security agent), and all security and other documents in relation thereto; (iii) the Facility Agreement dated September 4, 2006 relating to the US$500 million term loan facility (the “Subconcession Facility”) dated September 4, 2006 between PBL Entertainment (Macau) Limited (as borrower), the Australia and New Zealand Banking Group Limited, Banc of America Securities Asia Limited, Barclays Capital and Deutsche Bank AG, Hong Kong Branch (as coordinating lead arrangers), ANZ Fiduciary Services Pty Limited (as security trustee), the Bank of America N.A., Hong Kong Branch (as account bank) and the certain financial institutions listed in the agreement as original lenders, and all security and other documents in relation thereto; (iv) the Commitment Letter dated September 4, 2006 issued by ANZ Investment Bank, Bank of America, Barclays Capital, Deutsche Bank AG, Hong Kong Branch with respect to a US$1.6 billion term loan facility to be provided to PBL Entertainment (Macau) Limited and Melco Hotels and Resorts (Macau) Limited; (v) the Promissory Agreement dated May 17, 2006 with respect to the acquisition of Sociedade de Fomento Predial Omar, Limitada, (vi) the Amended and Restated Shareholder’s Agreement dated [date] between Melco Leisure and Entertainment Group Limited, Melco, PBL Asia Investments Limited and Publishing and Broadcasting Limited; (vii) the Order of the Secretary for Public Works and Transportation No. 20/2006 with respect to the grant by the Macau government of a lease for the Crown Macau property; (viii) the Contract dated November 24, 2004 between Great Wonders Investments Limited and Paul Y. Construction Company Limited with respect to the design and construction of the Crown Macau; (ix) Construction Contract – City of Dreams; (x) the Management Agreements dated June 18, 2006 between Melco Hotels and Resorts (Macau) Limited and Hyatt of Macau Ltd; (xi) the Trademark Licence dated November 30, 2006 between Crown Limited and the Company, and (xii) all other agreements filed or required to be filed as exhibits to the Registration Statement.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements. (i) (A) On their respective Effective Dates, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c) Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(d) General Disclosure Package. As of (A) the Applicable Time and (B) any time of sale of the ADSs by the Underwriters to occur prior to the earlier of (1) such date when all Offered Securities (including Option Securities) have been sold and (2) the expiration of the option granted to the Underwriters pursuant to Section 3(c) of this Agreement, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time or any such time of sale, and the preliminary prospectus, dated [ ], 2006 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) ADS Registration Statement. A registration statement on Form F-6 (No. 333-139159) relating to the Offered Securities has been filed with the Commission (such registration statement, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter called the “ADS Registration Statement”); unless the context otherwise requires, any reference herein to the “Registration Statement” shall also include the ADS Registration Statement. The ADS Registration Statement has been declared effective under the Act and as of its effective date, complied or will comply, and each amendment or supplement thereto, when it is filed with the Commission or becomes effective, as the case may be, will comply, in all respects, with the requirements of the Act and the Rules and Regulations, and did not and will not, as of its effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(g) Exchange Act Registration Statement. A registration statement on Form 8-A relating to the Offered Securities has been filed with the Commission (such registration statement, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter called the “8-A Registration Statement”). The 8-A Registration Statement has been declared effective by the Commission and as of its effective date, complied or will comply, and each amendment or supplement thereto, when it is filed with the Commission or becomes effective, as the case may be, will comply, in all respects, with the requirements of the Exchange Act, and did not and will not, as of its effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(h) Existence. Each of the Company and MPBL Macau, has been duly incorporated and is existing and (where such concept is applicable) in good standing under the laws of the jurisdiction of its incorporation or establishment, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation (where such concept is applicable) in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, and is and will be subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

(i) Subsidiaries. Each subsidiary of the Company has been duly incorporated and is existing and (where such concept is applicable) in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation (where such concept is applicable) in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, or is and will be subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. The statements and the diagrams set forth in the Registration Statement under the section “Corporate Structure” insofar as they purport to describe the ownership interests of the Company and its subsidiaries are accurate and fair in all material respects.

(j) Share Capital. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, including the Assured Entitlement ADSs); the Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been issued and delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and non-assessable, will be consistent with the information in the General Disclosure Package and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Ordinary Shares.

(k) Deposit Agreement. The Deposit Agreement has been duly authorized by the Company, and when executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, will constitute a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity; upon due issuance by the Depositary of ADRs evidencing the Offered Securities against the deposit of Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, the holders of Offered Securities will be entitled subject to the terms and provisions of the Deposit Agreement to all the rights specified in the ADRs and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus.

(l) No Finder’s Fee. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this Offering.

(m) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.

(n) Listing. The Offered Securities have been approved for listing on The NASDAQ Stock Market LLC (“NASDAQ”), subject to notice of issuance.

(o) Absence of Further Requirements. No consent, approval, authorization, or order of, clearance by, or filing or registration with, any person (including any governmental agency or body or any court or any stock exchange) is required to be obtained or made by the Company or any of its subsidiaries for the consummation of the transactions contemplated by the Deposit Agreement or this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, including the deposit of any Ordinary Shares represented by the ADSs and the listing of the Offered Securities on the NASDAQ, except such consents, approval, authorizations, orders, clearances, registrations or filings, as have been obtained and made and are in full force and effect under the Act and such as may be required under state securities laws, blue sky laws in the United States.

(p) Title to Property. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them as are necessary to the conduct of their business in the manner described in the General Disclosure Package and the Final Prospectus, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them and except for such liens, encumbrances, charges, defects, claims, options or restrictions which, individually or in the aggregate, would not have a material adverse effect on the condition (financial or other), business, properties, business prospects or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(q) Compliance. Neither the Company nor any of its subsidiaries is (A) in violation of its respective constitutional documents, (B) in default of the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed or trust, loan or credit agreement, note, license, lease or other agreement or instrument, including, without limitation, each Material Contract (as defined herein) to which the Company or any of its subsidiaries is a party or by which it may be bound, or to which any of the properties or assets of the Company or any of its subsidiaries may be subject (and no event has occurred which, with the giving of notices or lapse of time or both, would constitute such default) or (C) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of (B) and (C) only, any defaults or violations which, individually and collectively, would not have a Material Adverse Effect.

(r) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein and therein and the issuance and sale of the Offered Securities, including the deposit of any Ordinary Shares represented by the ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs and the listing of the Offered Securities on the NASDAQ and the application of the proceeds from the sale of the Offered Securities, as described in the General Disclosure Package and the Final Prospectus, do not and will not result in (A) a violation of the respective constitutional documents of the Company or any of its subsidiaries, (B) violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (C) a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the constitutional documents of the Company or any of its subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court, arbitrator or other authority, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject; except in the case of (C) above where any such violation, contravention or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries, or that would prevent the satisfaction of, or defeat any condition to drawdown or other requirement under any Material Contract related to indebtedness or otherwise adversely affect the availability to the Company or any of its subsidiaries of financing contemplated thereby.

(s) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(t) Authorization of Material Contracts. Each Material Contract has been duly authorized, executed and delivered by the Company or any of its subsidiaries and assuming due authorization, execution and delivery by the other parties thereto and constitutes a legal, valid and binding agreement of such parties, enforceable against the Company and its subsidiaries, as the case may be, in accordance with its terms, in each case, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(u) Licenses. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries possess, and are in compliance with the terms of, all adequate licenses, certificates, authorizations, franchises and permits, including, without limitation, a Gaming License (collectively, “Licenses”) issued by appropriate governmental agencies or bodies necessary or material to the conduct of the business now operated by them or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any License that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect. Without limiting the foregoing MPBL Macau holds a valid and subsisting Gaming License which is and remains in full force and effect and which validly authorizes MPBL Macau to carry on the gaming business as is and is proposed to be conducted by them and on the terms and conditions, in each case as described in the General Disclosure Package and the Final Prospectus, and no notice of any proceeding or claim or action for the invalidation, revocation, cancellation or imposition of any further condition or requirement of or in connection with the Gaming License has occurred or is threatened. The capital structure of MPBL Macau, including the rights of holders of Class A shares and Class B shares is accurately and fairly described in all material respects in the General Disclosure Package and the Final Prospectus.

(v) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that, in any such case, could have a Material Adverse Effect.

(w) Possession of Intellectual Property. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated or proposed to be operated by them or presently employed or proposed to be employed by them, and if such business is described in the General Disclosure Package and the Final Prospectus, as described in the General Disclosure Package and the Final Prospectus. The Company has not received any notice or communication of infringement of or conflict with asserted rights of others with respect to any intellectual property rights of others that, if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, have a Material Adverse Effect.

(x) There is no franchise, contract or other document of a character required to be described in the Registration Statements or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus);

(y) Registration Statements. The statements set forth in the Registration Statements (i) under the sections headed “Prospectus Summary — This Offering”, “Capitalization”, “Dilution”, “Dividend Policy”, “Description of Share Capital”, “Description of the American Depositary Shares” and “Shares Eligible for Future Sale”, insofar as they purport to constitute a summary of the terms of the Offered Securities, and (ii) under the sections headed “Management”, “Risk Factors”, “Business”, “Taxation”, “Underwriting”, “Prospectus Summary — This Offering”, “Description of Share Capital”, “Gaming Regulations”, “Melco/PBL Joint Venture”, “Related Party Transactions” and “Enforceability of Civil Liabilities”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects.

(z) Environmental Laws. Neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or relating to the safety of employees in the workplace (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(aa) Insurance. The Company and its subsidiaries maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and as is customary for companies engaged in similar businesses in similar industries and in similar locations, all of which insurance is in full force and effect. There are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has no reason to believe that it will not be able to renew its existing insurance as and when such coverage expires or will not be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not reasonably be expected to have a Material Adverse Effect.

(bb) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the Final Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(cc) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, adverse change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(dd) Absence of Accounting Issues. A member of the Board has confirmed to the Chief Executive Officer, Chief Financial Officer or General Counsel that the Board is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(ee) Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Hong Kong, Macau or the Cayman Islands or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance of the Offered Securities by the Company, (ii) the deposit by the Company of any Ordinary Shares represented by the ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs, (iii) the sale and delivery of the Offered Securities by the Underwriters as part of the Underwriters’ distribution of the Offered Securities as contemplated hereunder, and (iv) the consummation by the Company of any other transaction contemplated in this Agreement or the Deposit Agreement or the performance by the Company of its obligations under this Agreement or the Deposit Agreement.

(ff) Filing of Tax Returns. Each of the Company and its subsidiaries has filed on a timely basis all necessary tax returns, reports and filings, and all such returns, reports or filings are true, correct and complete in all material aspects, and are not the subject of any disputes with revenue or other authorities and to the Company’s knowledge there are no circumstances giving rise to, or which could give rise to, such disputes. None of the Company or its subsidiaries is delinquent in the payment of any taxes due thereunder or has any knowledge of any tax deficiency which might be assessed against any of them, which, if so assessed, would have a Material Adverse Effect.

(gg) Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially or adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and to the Company’s knowledge, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened, contemplated.

(hh) Auditors. Deloitte Touche Tohmatsu Certified Public Accountants, Ltd., who certified the financial statements and the supporting schedules (“Reporting Accountants”) included in the Registration Statements, the General Disclosure Package and the Final Prospectus are independent public accountants as required by the Act and the Rules and Regulations.

(ii) Financial Statements. The financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis, the selected financial data set forth under the caption “Selected Financial Information” in each Registration Statement, the General Disclosure Package and the Final Prospectus fairly present, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein, the schedules included in each Registration Statement present fairly the information required to be stated therein and the assumptions used in preparing the pro forma financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. The pro forma financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(jj) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the date of the period covered by the latest financial statements included in the General Disclosure Package, neither the Company nor its subsidiaries has (i) entered into or assumed any material contract, (ii) incurred, assumed or acquired any material liability (including contingent liability) or other obligation, (iii) received notice of any cancellation, termination, breach, violation or revocation of, or imposition or inclusion of additional conditions or requirements with respect to, MPBL Macau’s Gaming License, or received notice of any cancellation, termination, breach, violation or revocation of any Material Contract, or of any Debt Repayment Triggering Event (iv) acquired or disposed of or agreed to acquire or dispose of any business or any other asset material to the Company and its subsidiaries taken as a whole, (v) entered into a letter of intent or memorandum of understanding (or announced an intention to do so) relating to any matter identified in clauses (i) through (iv) above, or (vi) sustained any material loss or interference with its business from fire, explosion or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since the respective dates as of which information is given in the Registration Statement and the General Disclosure Package, there has been no change, nor any development or event involving a prospective change in the condition (financial or otherwise), business, properties, business prospects or results of operations of the Company and its subsidiaries taken as a whole that is material and adverse. Except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(kk) Management’s Discussion and Analysis of Financial Condition and Results of Operation. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies” in each Registration Statement, the General Disclosure Package and the Final Prospectus accurately and fully describes (A) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated subsidiaries and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Company’s board of directors and senior management have reviewed and agreed with the selection, application and disclosure of critical accounting policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each Registration Statement, the General Disclosure Package and the Final Prospectus accurately and fully describes (A) all material trends, demands, commitments, events, uncertainties and risks that the Company believes would materially affect liquidity and are reasonably likely to occur; and (B) all off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Company and its subsidiaries taken as a whole. Except as otherwise disclosed in the Registration Statements and the General Disclosure Package, there are no outstanding guarantees or other contingent obligations of the Company or any subsidiary that could reasonably be expected to have a Material Adverse Effect.

(ll) Except as described in the General Disclosure Package, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(mm) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940.

(nn) Passive Foreign Investment Company. The Company does not expect to be a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the tax year ending December 31, 2006. The Company has no plan or intention to operate in such a manner so as to become a PFIC in the future.

(oo) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other hand, that is required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus that is not so described.

(pp) Stabilization Activities. Neither the Company nor any of its subsidiaries has taken, nor has any of their respective officers, directors or affiliates (within the meaning of the Act and the Rules and Regulations) taken, nor will any of them take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, under the Exchange Act and regulations thereunder, the stabilization or manipulation of the price of any security of the Company or its subsidiaries to facilitate the sale or resale of the Offered Securities.

(qq) Choice of Law. The agreement of the Company to the choice of law provisions set forth in Section 15 of this Agreement and Section [            ] of the Deposit Agreement will be recognized by the courts of the Cayman Islands and Macau and are legal, valid and binding; the Company and its subsidiaries can sue and be sued in its own name under the laws of the Cayman Islands and Macau; the irrevocable submission by the Company to the jurisdiction of a New York Court and the appointment of Corporation Service Company, 1133 Avenue of the Americas, Suite 3100, New York, NY 10036, as its authorized agent for the purpose described in Section 15 of this Agreement and Section [            ] of the Deposit Agreement is legal, valid and binding; service of process effected in the manner set forth in Section 15 of this Agreement and Section [            ] of the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company; and a judgment obtained in a New York court arising out of or in relation to the obligations of the Company under this Agreement and the Deposit Agreement would be enforceable against the Company in the courts of the Cayman Islands and Macau, in each case, without further review of the merits.

(rr) Compliance with certain laws and regulations. Each of the Company, its subsidiaries, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, and will not violate and the Company operates and intends to operate its business in compliance with all applicable: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(ss) Certificates. Any certificate signed by any officer of the Company and delivered to any of the Representatives or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

3. Purchase, Sale and Delivery of Offered Securities.

(a) On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of US$[•] per ADS the respective number of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

(b) The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account of the Company at a bank acceptable to the Representatives drawn to the order of the Company for itself at the office of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at      A.M., New York time,                      on , or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the office of the Depositary or any other location agreed to by the Depositary at least 24 hours prior to the First Closing Date.

(c) In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per ADS to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time during the 30 days subsequent to the date of the Final Prospectus and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company. It is understood that the Representatives are authorized to make payment for and accept delivery of such Optional Securities on behalf of the Underwriters pursuant to the terms of the Representatives’ instructions to the Company.

(d) Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account of the Company at a bank acceptable to the Representatives drawn to the order of the Company, at the above office of Skadden, Arps, Slate, Meagher & Flom LLP. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the office of the Depositary or any other location agreed to by the Depositary at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b) Filing of Amendment; Response to Commission Requests. The Company will advise the Representatives promptly of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the General Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the General Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the General Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e) Rule 463. The Company will include in its first annual report on Form 20-F such information as may be required by Rule 463 under the Act.

(f) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (four of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Final Prospectus and all amendments and supplements to such documents, and each General User Issuer Free Writing Prospectus, in each case in such quantities as the Representatives request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(h) Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report of the Company filed with or furnished to the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system, it is not required to furnish such reports or statements to the Underwriters.

(i) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and the Deposit Agreement (including all fees owed to the Depositary), for any filing fees and other expenses (including fees and disbursements of counsel to the Company) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the National Association of Securities Dealers, Inc. of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on NASDAQ and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, provided, however, that the Underwriters shall pay for their respective travel, accommodation and communication expenses as well as the fees and disbursements of counsel to the Underwriters).

(j) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(k) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(l) Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement and the Deposit Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(m) Disclosure of Information. The Company shall use its best efforts to ensure that in connection with the listing of the Offered Securities on NASDAQ, the Company will furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to effect and maintain such quotation.

(n) General Transfer Restrictions. Except as provided in sub-section (o) of this Section, the Company shall at all times maintain transfer restrictions (including the inclusion of legends in share certificates, as may be required) with respect to the Company’s Ordinary Shares which are subject to transfer restrictions pursuant to this Agreement, the Shareholders Agreement and the lock up agreements signed by all registered shareholders of the Company substantially in the form attached hereto as Annex F.

(o) Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Ordinary Shares, additional shares or any securities convertible into or exchangeable or exercisable for any of its shares or Ordinary Shares, including ADSs (collectively, “Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except grants of employee stock options, restricted shares or other equity incentives pursuant to the terms of a plan in effect on the date hereof and disclosed in the Preliminary Prospectus and issuances of Lock-Up Securities pursuant to the exercise of such options. The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date of the Final Prospectus; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period. Notwithstanding the above, the provisions of this Section 5(o) will not preclude the issuance and sale by the Company to Melco, immediately following this offering of up to 615,000 Ordinary Shares and the distribution of these Ordinary Shares in the form of ADSs by Melco to certain of its stockholders, outside the United States, as a free stock dividend, as described in the General Disclosure Package and the Final Prospectus.

(p) Deposit Agreement. The Company will comply with the terms of the Deposit Agreement so that the ADRs evidencing the ADSs will be executed by the Depositary and delivered to the Underwriters, pursuant to this Agreement at the applicable Closing Date.

6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given with respect to the Issuer Free Writing Prospectus attached hereto as Exhibit [    ]. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Deloitte Touche Tohmatsu Certified Public Accountants, Ltd., confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule C hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule C hereto shall be a date no more than three days prior to such Closing Date).

(b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S., Hong Kong, Cayman Islands, Macau or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, NASDAQ, the Hong Kong Stock Exchange or the London Stock Exchange or any setting of minimum or maximum prices for trading on such exchanges; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. Federal, Hong Kong, Cayman Islands or Macau authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States, Hong Kong, Cayman Islands or Macau or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, Hong Kong or Macau, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Counsel to the Company. The Representatives shall have received an opinion, dated such Closing Date, of Latham & Watkins LLP, counsel to the Company on United States law, addressed to the Underwriters, substantially in the form attached hereto as Annex A.

(e) Opinion of Counsel to the Company on Cayman Islands law. The Representatives shall have received an opinion, dated such Closing Date, of Walkers, counsel to the Company on Cayman Islands law, addressed to the Underwriters, substantially in the form attached hereto as Annex B.

(f) Opinion of Counsel to the Company on British Virgin Islands law. The Representatives shall have received an opinion, dated such Closing Date, of Walkers, counsel to the Company on British Virgin Islands law, addressed to the Underwriters, substantially in the form attached hereto as Annex C.

(g) Opinion of Counsel to the Company on Hong Kong law. The Representatives shall have received an opinion, dated such Closing Date, of Richards Butler, counsel to the Company on Hong Kong law, addressed to the Underwriters, substantially in the form attached hereto as Annex D.

(h) Opinion of Counsel to the Company on Macau law. The Representatives shall have received an opinion, dated such Closing Date, of Manuela Antonio Law Offices, counsel to the Company on Macau law, addressed to the Underwriters, substantially in the form attached hereto as Annex E.

(i) Opinion of Counsel to the Representatives on United States law. The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may rely as to the incorporation of the Company and all other matters governed by Cayman Islands law upon the opinion of Walkers referred to above and as to matters governed by Macau laws, upon the opinion of Henrique Saldanha referred to below.

(j) Opinion of Counsel to the Representatives on Macau law. The Representatives shall have received from Henrique Saldanha, Macau counsel to the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(k) Depositary Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Ordinary Shares represented by the ADSs against issuance of the ADRs evidencing the ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

(l) Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the ADSs in accordance with the Deposit Agreement.

(m) Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operation, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(n) Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lockup letters from each of Melco Leisure and Entertainment Group Limited, PBL Asia Investment Limited, Melco International Development Limited and Publishing & Broadcasting Limited, and each of [name officers and directors] in each case substantially in the form attached hereto as Annex F.

(o) Listing Approval. The ADSs shall have been approved to be listed on NASDAQ.

(p) Settlement Eligibility. On or prior to the First Closing Date, the Offered Securities shall be eligible for clearance and settlement through the facilities of DTC.

(q) The Company will furnish the Representatives with conformed copies of such opinions, certificates, letters and documents and such further information as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution.

(a) Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus or the General Disclosure Package as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: their respective names, the concession and reallowance figures appearing in the paragraph under the caption “Underwriting”.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section or Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above or Section 10 hereafter, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above or Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above or Section 10. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section or Section 10, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section or in Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above or Section 10 hereafter , then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above or Section 10 hereafter (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the ADSs or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

(e) Control Persons. The obligations of the Company under this Section or Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter, or the QIU (as hereafter defined) within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Qualified Independent Underwriter. The Company intends to use more than ten per cent. of the net proceeds from the Offering to repay indebtedness owed to Deutsche Bank AG, Hong Kong branch, an affiliate of one of the Underwriters and a lender under the Subconcession Facility provided to MPBL Macau, a subsidiary of the company. Accordingly and in compliance with Rule 2710(h) of the National Association of Securities Dealers, Inc. Conduct Rules, the Company hereby confirms that at its request Credit Suisse has without compensation acted as “qualified independent underwriter” (in such capacity, the “QIU”) within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Offered Securities. The Company will indemnify and hold harmless the QIU against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU’s acting (or alleged failing to act) as such “qualified independent underwriter” and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof and the obligations of the Company pursuant to Section 10 shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629 Attention: [            ], or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Penthouse, 38th Floor, The Centrium, 60 Wyndham Street, Central Hong Kong, Attention: Stephanie Cheung, General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints CT Corporation System as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

MELCO PBL ENTERTAINMENT (MACAU) LIMITED

By
Name:	Lawrence Ho
Title:	Co-Chairman and CEO

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the Representatives of the several Underwriters

CREDIT SUISSE SECURITIES (USA) LLC

By
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By
Name:
Title:

UBS SECURITIES LLC

By
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Securities
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
UBS Securities LLC
CIBC World Markets Corp.
J. P. Morgan Securities Inc.
CLSA Limited
Deutsche Bank Securities Inc.

Total

SCHEDULE B

1. General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

None

2. Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

[None]

ANNEX A

[FORM OF OPINION OF US COUNSEL TO THE COMPANY]

ANNEX B

[FORM OF OPINION OF CAYMAN ISLANDS COUNSEL TO THE COMPANY]

ANNEX C

[FORM OF OPINION OF BRITISH VIRGIN ISLANDS COUNSEL TO THE COMPANY]

ANNEX D

[FORM OF OPINION OF HONG KONG COUNSEL TO THE COMPANY]

ANNEX E

[FORM OF OPINION OF MACAU COUNSEL TO THE COMPANY]

ANNEX F

FORM OF LOCK-UP LETTER

[Insert date]

Melco PBL Entertainment (Macau) Limited

Penthouse, 38th Floor, The Centrium

60 Wyndham Street

Central

Hong Kong

Credit Suisse Securities (USA) LLC,

Citigroup Global Markets Inc.,

UBS Securities LLC

As Representatives of the Several Underwriters

c/o [Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629]

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for the American Depositary Shares (the “Securities”) of Melco PBL Entertainment (Macau) Limited, and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any ordinary shares of the Company or securities convertible into or exchangeable or exercisable for any such shares, including American Depositary Shares (collectively, “Lock-up Securities”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Lock-up Securities, whether any such aforementioned transaction is to be settled by delivery of Lock-up Securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and UBS Securities LLC (collectively, the “Representatives”). In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Lock-up Securities. Notwithstanding the above, the restriction contained in this letter will not preclude the sale by the Company to Melco International Development Limited, immediately following the offering contemplated by the Underwriting Agreement of up to 615,000 Ordinary Shares and the distribution of these Ordinary Shares by Melco International Development Limited to certain of its stockholders, outside the United States, as a free stock dividend, as described in the General Disclosure Package and the Final Prospectus and the Representatives shall be deemed to have consented to such sale and distribution.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after date of the Final Prospectus; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by Credit Suisse Securities (USA) LLC (after consultation with the other Representatives) to the Company (in accordance with Section [11] of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any Lock-up Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement. A transfer of Lock-up Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-up Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before [January 30, 2007]. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of shareholder/director/officer]

SCHEDULE C

The Representative[s] shall have received letters, dated, respectively, the date hereof and the First Closing Date, of Deloitte Touche Tohmatsu Certified Public Accountants, Ltd, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws to the effect that:

(i) in their opinion the audited consolidated financial statements and schedules examined by them and included in the Registration Statements and the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Securities Laws;

(ii) with respect to the period(s) covered by the unaudited quarterly consolidated financial statements included in the Registration Statements and the General Disclosure Package, they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in AU 722, Interim Financial Information, on the unaudited quarterly consolidated financial statements (including the noted thereto) of the Company and its consolidated subsidiaries included in the Registration Statements and the General Disclosure Package, and have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its consolidated subsidiaries as to whether such unaudited quarterly consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations; they have read the latest unaudited monthly consolidated financial statements (including the notes thereto) and the supplementary summary unaudited financial information of the Company and its consolidated subsidiaries made available by the Company and the minutes of the meetings of the stockholders, Board of Directors and committees of the Board of Directors of the Company; and have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its consolidated subsidiaries as to whether the unaudited monthly financial statements are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and General Disclosure Package; and on the basis thereof, nothing came to their attention which caused them to believe that:

(A) the unaudited financial statements included in the Registration Statements or the General Disclosure Package do not comply as to form in all material respects with the applicable accounting requirements of the Securities Laws, or that any material modifications should be made to the unaudited quarterly consolidated financial statements for them to be in conformity with generally accepted accounting principles;

(B) with respect to the period subsequent to the date of the most recent unaudited quarterly consolidated financial statements included in the General Disclosure Package, at a specified date at the end of the most recent month, there were any increases in the short-term debt or long-term debt of the Company and its consolidated subsidiaries, or any change in stockholders’ equity or the consolidated capital stock of the Company and its consolidated subsidiaries or any decreases in the net current assets or net assets of the Company and its consolidated subsidiaries, as compared with the amounts shown on the latest balance sheet included in the General Disclosure Package; or for the period from the day after the date of the most recent unaudited quarterly consolidated financial statements for such entities included in the General Disclosure Package to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales, net operating income, or in the total or per share amounts of consolidated income before extraordinary items or net income of the Company and its consolidated subsidiaries, except for such changes, increases or decreases set forth in such letter which the General Disclosure Package discloses have occurred or may occur;

(iii) With respect to any period as to which officials of the Company have advised that no consolidated financial statements as of any date or for any period subsequent to the specified date referred to in (ii)(B) above are available, they have made inquiries of certain officials of the Company who have responsibility for the financial and accounting matters of the Company and its consolidated subsidiaries as to whether, at a specified date not more than three business days prior to the date of such letter, there were any increases in the short-term debt or long-term debt of the Company and its consolidated subsidiaries, or any change in stockholders’ equity or the consolidated capital stock of the Company and its consolidated subsidiaries or any decreases in the net current assets or net assets of the Company and its consolidated subsidiaries, as compared with the amounts shown on the most recent balance sheet for such entities included in the General Disclosure Package; or for the period from the day after the date of the most recent unaudited quarterly financial statements for such entities included in the General Disclosure Package to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, net operating income, or in the total or per share amounts of consolidated income before extraordinary items or net income of the Company and its consolidated subsidiaries and, on the basis of such inquiries and the review of the minutes described in paragraph (ii) above, nothing came to their attention which caused them to believe that there was any such change, increase, or decrease, except for such changes, increases or decreases set forth in such letter which the General Disclosure Package discloses have occurred or may occur; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial and statistical information contained in the Registration Statements, each Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectus that is an “electronic road show,” as defined in Rule 433(h)) and the General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial and statistical information are derived from the general accounting records of the Company and its subsidiaries or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial and statistical information to be in agreement with such results.

For purposes of this Schedule, if the Effective Time of the Additional Registration Statement is subsequent to the execution and delivery of this Agreement, “Registration Statements” shall mean the Initial Registration Statement and the Additional Registration Statement as proposed to be filed shortly prior to its Effective Time. All financial statements and schedules included in material incorporated by reference into the Registration Statements or the General Disclosure Package shall be deemed included in the Registration Statements or the General Disclosure Package for purposes of this Schedule.